Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-184408 on Form S-8 of our report dated October 16, 2018, relating to the consolidated financial statements of Amira Nature Foods Ltd and subsidiaries (the “Company”) for the years ended March 31, 2018 and 2017, appearing in this Annual Report on Form 20-F of the Company for the year ended March 31, 2018.

/s/ ASA & Associates LLP
New Delhi, India

October 16, 2018